UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2008

ALEXANDER & BALDWIN, INC.

(Exact name of registrant as specified in its charter)

Hawaii	0-565	99-0032630
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

822 Bishop Street, P. O. Box 3440

Honolulu, Hawaii 96801

(Address of principal executive office and zip code)

(808) 525-6611

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On July 7, 2008, Alexander & Baldwin, Inc. (“A&B”) executed an Amendment to Floating Continuing Guaranty (“Guaranty”) in favor of American AgCredit, PCA (“AAC”). The Guaranty was executed in connection with a Sixth Amended and Restated Revolving Loan Agreement (“Revolving Loan Agreement”) between AAC and Northwest Farm Credit Services, PCA, as the lenders, and Hawaiian Sugar & Transportation Cooperative (“HS&TC”), a cooperative consisting of two sugar cane growers, including A&B’s Hawaiian Commercial & Sugar Company.

Under the Guaranty, A&B guarantees obligations of HS&TC under the Revolving Loan Agreement up to the lesser of $12,500,000 or the amount drawn under the Revolving Loan Agreement.

The Guaranty terminates December 31, 2008, unless the Revolving Loan Agreement is extended. The extension of the Revolving Loan Agreement is contingent upon the execution of a sugar delivery and sale contract between HS&TC and C&H Sugar Company, Inc. The Guaranty also requires A&B to maintain a total debt to capitalization ratio of less than 65%.

The foregoing description of the Guaranty is qualified in its entirety by the terms of the Amendment to Floating Continuing Guaranty Agreement, which is filed as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10.1     Amendment to Floating Continuing Guaranty between Alexander & Baldwin, Inc. and American AgCredit, PCA, dated July 7, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 9, 2008

ALEXANDER & BALDWIN, INC.

/s/ Christopher J. Benjamin
Christopher J. Benjamin
Senior Vice President,
Chief Financial Officer and Treasurer